UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

AMBER ROAD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of principal executive offices)

Registrant’s telephone number: (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 2, 2015, Amber Road, Inc. (the “Company”) entered into and completed the acquisition of ecVision (International) Inc., a Cayman Islands company with US, Hong Kong and China subsidiaries (“ecVision”) pursuant to a Merger Agreement (the “Merger Agreement”), by and among ecVision, Project 20/20 Acquisition Corp., a Cayman Islands exempted company wholly owned by the Company (“Merger Sub”), the Company and Fortis Advisors LLC as representative of the shareholders and optionholders of ecVision. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into ecVision (the “Merger”), and ecVision survived the Merger and became a wholly-owned subsidiary of the Company. Following the closing of the Merger, the name of ecVision was changed to Amber Road (International) Inc.

The Company paid a purchase price of $26,398,400 before giving effect to certain expenses and adjustments that resulted in an upfront cost to the Company of approximately $27.1 million. The Company acquired ecVision for a net cash amount of approximately $24.4 million, before giving effect to these expenses and adjustments, and net of ecVision’s $2.0 million of target working capital. The Company will also make an earn out payment of up to $5,176,000 on June 1, 2016 as follows: (i) $3,500,000 if ecVision’s products and services revenues under U.S. Generally Accepted Accounting Principles (“GAAP”) from April 1, 2015 through March 31, 2016 (the “New Year Period”) grow at an annual rate of 18% compared to the period from April 1, 2014 through March 31, 2015 (the “Prior Year Period”); (ii) the full $5,176,000 if ecVision’s products and services revenues under GAAP grow in the New Year Period at 20% or more compared to the Prior Year Period; or (iii) a proportional payment between $3,500,000 and $5,176,000 if ecVision’s products and services revenues under GAAP grow in New Year Period at more than 18% but less than 20% compared to the Prior Year Period.

In addition, on June 1, 2017, the Company will pay to ecVision’s former equityholders $3,675,000 if Thomas Ng, the founder of ecVision, has not been terminated from the Company for “Cause” and if Mr. Ng has not left the Company without “Good Reason,” as such terms are defined in the Merger Agreement.

The Company financed the Merger with a combination of its cash on hand and a new term loan from KeyBank National Association (the “Lender”). For more information regarding the terms of this loan, please see the additional disclosure below under the caption “Credit Agreement.”

The foregoing description of the Merger Agreement is not complete, and it is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1, and is incorporated into this Current Report by reference.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or ecVision.

Credit Agreement

Amount and Maturity

In connection with the Merger, on March 4, 2015, the Company entered into a credit agreement (the “Credit Agreement”) with the Lender providing for an aggregate of $25,000,000 of financing comprised of two credit facilities: (i) a senior secured revolving credit facility of $5,000,000 (the “Revolving Facility”), which includes a $2,000,000 sublimit for the issuance of letters of credit and (ii) a senior secured term loan facility of $20,000,000 (the “Term Loan” and together with the Revolving Facility, the “Senior Facilities”). The Term Loan was fully funded on March 4, 2015 in order to fund a portion of the Merger consideration and the Company paid the balance of the Merger consideration due at closing with its cash on hand. The Revolving Facility has not been drawn down. The maturity date for obligations under the Senior Facilities is March 4, 2018 (the “Maturity Date”).

Interest and Amortization

The interest rate on the outstanding balance from time to time of the Senior Facilities is based upon, at the Company’s option, either (i) the “LIBOR” rate plus 3.5% or (ii) the “Base Rate” plus 1.5%, as such terms are defined in the Credit Agreement. The Term Loan will amortize in quarterly installments as follows: (i) 2.5% in the first year; (ii) 2.5% in the second year; and (iii) 5% in the third year, with the with balance payable on the Maturity Date.

Guarantees and Collateral

The Company’s obligations under the Senior Facilities, subject to certain exceptions, are guaranteed by the Company’s subsidiaries and are secured by the Company’s equity interests in its subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors granted the Lender (i) a first priority lien on and a security interest in substantially all of their respective real and personal properties and (ii) a negative pledge of their respective intellectual property.

Optional and Mandatory Prepayments

The Company may voluntarily prepay all or any part of the Senior Facilities. The Company may repay (i) Base Rate loans without penalty at any time with same day written notice, and (ii) LIBOR loans on three business days’ notice, subject to payments of any breakage costs. The Credit Agreement requires that the Company prepay the Senior Facilities with the proceeds of (i) any significant asset sale, (ii) any sales or issuances of debt securities, subject to certain exceptions and (iii) insurance from casualty and condemnation events, subject to certain exceptions.

Certain Covenants

The Credit Agreement contain customary affirmative and negative covenants for financings of its type that are subject to customary exceptions. The Company is required to maintain (i) a maximum “Leverage Ratio” over each quarter of not greater than 3.0x and (ii) a minimum “Adjusted Quick Ratio” over each quarter of not less than 1.75x, as such terms are defined in the Credit Agreement. Other covenants, among other things, limit the Company’s ability to do the following (in each case, subject to certain exceptions):

•	incur additional debt;

•	pay dividends and make other distributions;

•	enter into joint ventures and other investments;

•	make certain restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	make certain dispositions;

•	enter into material contracts; and

•	merge or consolidate.

In addition, the Credit Agreement requires that the Company take certain actions, including maintaining adequate insurance, providing reports to the Lender and complying with laws.

Events of Default

The Credit Agreement contains customary events of default, including, but not limited to:

•	non-payment of principal, interest or fees;

•	violations of certain covenants;

•	certain bankruptcy-related events;

•	monetary judgment defaults and material nonmonetary judgment defaults;

•	inaccuracy of representations and warranties in any material respect;

•	actual or asserted impairment of loan documentation or security;

•	change of control;

•	termination of material contracts or licenses; and

•	cross defaults with certain other indebtedness.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated into this Current Report by reference.

The representations and warranties contained in the Credit Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Credit Agreement and should not be relied upon as a disclosure of factual information relating to the Company or the Lender.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 4, 2015, in connection with the closing of the Merger and the entry into the Credit Agreement, the Company terminated its Loan and Security Agreement, dated as of April 10, 2013, with Silicon Valley Bank that provided for a $10,000,000 revolving line of credit. No amounts were outstanding under such agreement immediately prior to its termination.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company is assessing whether any financial statements are required by Item 9.01(a) with respect to the Merger and the Company will file any required financial statements by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The Company is assessing whether any pro forma financial statements are required by Item 9.01(b) with respect to the Merger and the Company will file any required pro forma financial statements by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits:

Exhibit No.	Description

2.1	Merger Agreement, dated as of March 2, 2015, among ecVision (International) Inc., Project 20/20 Acquisition Corp., Amber Road, Inc. and Fortis Advisors LLC.†

10.1	Credit Agreement, dated as of March 4, 2015, between Amber Road, Inc. and KeyBank National Association.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2015

AMBER ROAD, INC.

By:	/s/ James W. Preuninger
James W. Preuninger Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Merger Agreement, dated as of March 2, 2015, among ecVision (International) Inc., Project 20/20 Acquisition Corp., Amber Road, Inc. and Fortis Advisors LLC.†

10.1	Credit Agreement, dated as of March 4, 2015, between Amber Road, Inc. and KeyBank National Association.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.